UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a)    Chief Technology Officer. The text set forth in Item 5.02(a) regarding Richard Kelvin’s employment agreement and stock option grant under the Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan or any relevant successor plan (the “Option Plan”) effective on August 1, 2014 as approved by the Seitel, Inc. (“Seitel”) board of directors (the “Board”) is incorporated into this section by reference.
(b)    Compensation of Named Executive Officers. The Board approved the appointment of Richard Kelvin as Chief Technology Officer of Seitel, Inc. His annual base salary is $295,000 (USD) and he is eligible for cash bonus awards under Seitel’s Annual Incentive Plan. Under the Annual Incentive Plan, Mr. Kelvin’s target for a Cash Bonus is 60% of his base salary. He will be eligible to earn a maximum Cash Bonus of up to 90% of his base salary. The Board also approved granting Richard Kelvin, (as an executive officer as defined by the rules promulgated under the Securities Exchange Act of 1934, as amended, eligible to receive stock options under the Option Plan), an option to purchase shares of the outstanding Common Stock of Seitel Holdings, Inc., parent of Seitel, effective August 1, 2014.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Appointment of Chief Technology Officer

Following a meeting held July 29, 2014, the Board of Directors approved the appointment of Richard Kelvin, 48, to serve as Seitel's Chief Technology Officer effective August 1, 2014, which is the commencement date for the initial two-year term of his employment agreement (the “Employment Agreement”) attached hereto and incorporated herein as Exhibit 10.1, entered into effective August 1, 2014.
Mr. Kelvin has served as the President of Seitel Data Processing, Inc., since October 2011, and as Vice President of Seitel Solutions, Ltd., since October 2004.  After joining Seitel in 2002 to lead the offshore seismic processing group, Mr. Kelvin became responsible for seismic data management and data processing for the Company.  Prior to joining Seitel, Mr. Kelvin most recently served as Seismic Data Processing Manager for Ensign Geophysics (1997-2002 US).  Mr. Kelvin is a graduate of the University College London where he earned a Bachelor’s degree in Exploration Geophysics and a Master’s degree in Information Technology.
Mr. Kelvin’s Employment Agreement is for an initial term of two years. The Employment Agreement provides that Mr. Kelvin will be paid an annual base salary of $295,000 (USD) and he is eligible for cash bonuses under Seitel's Annual Incentive Plan.  Under the Annual Incentive Plan, Mr. Kelvin’s target for a Cash Bonus is 60% of his base salary and he is eligible to earn a maximum Cash Bonus of up to 90% of his base salary, subject to the goals and terms and conditions established by Seitel's Board or its compensation committee. Additionally, the Board agreed to grant Mr. Kelvin an option to purchase 1,000 shares of the outstanding Common Stock of Seitel Holdings, Inc., parent of Seitel, pursuant to and subject to the Option Plan.
In the event of Mr. Kelvin’s termination of employment, Seitel shall pay any unpaid base salary and other payments and benefits owed to him under any of its plans or programs, in accordance with such plans or programs of Seitel. In addition, the Employment Agreement provides for additional benefits under certain circumstances as summarized below.

In the event Mr. Kelvin’s employment is terminated during the Term (a) without Cause by Seitel (other than upon death or Disability) or (b) after a Change in Control (I) without Cause or (II) the resignation for Good Reason, upon providing a release to Seitel, he shall be entitled to the following:

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an amount equal to one times the Executive's annual Base Salary, any unpaid Cash Bonus earned and accrued with respect to any calendar year preceding the Date of Termination; any Cash Bonus earned and accrued with respect to the year in which the Date of Termination occurs, pro-rated for the period from January 1 of such year through the Date of Termination, and all options to purchase stock of Seitel, pursuant to the Option Plan immediately vest and become exercisable.

In the event Mr. Kelvin resigns for Good Reason during the Term and prior to a Change in Control, upon providing a release to Seitel, he shall be entitled to the following:

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an amount equal to one times the Executive's annual Base Salary, any unpaid Cash Bonus earned and accrued with respect to any calendar year preceding the Date of Termination, and any Cash Bonus earned and accrued with respect to the year in which the Date of Termination occurs, pro-rated for the period from the January 1 of such year through the Date of Termination.

In the event Seitel terminates the Executive's employment for Cause, the Executive voluntarily resigns during the Term, or in the event of a termination for any reason, other than death or Disability, after the Term, Mr. Kelvin shall be entitled to:

-	any amounts earned, accrued or owing to Mr. Kelvin but not yet paid, and any other vested or accrued payment and benefit in accordance with the applicable written plans or programs of Seitel.

For purposes of the termination benefits described above:

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"Cause" shall mean (i) conviction of (or pleading nolo contendere to) a felony, a crime of moral turpitude, or any crime involving Seitel; (ii) willful or intentional misconduct or willful or gross neglect in connection with the performance of Mr. Kelvin’s duties to Seitel; (iii) fraud, misappropriation or embezzlement; (iv) failure or refusal to substantially perform Mr. Kelvin’s duties properly assigned to him (other than any such failure resulting from his Disability) after demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes he has not substantially performed such duties; and (v) breach in any material respect of the material terms and provisions of the Employment Agreement or any other agreement between Mr. Kelvin and Seitel.

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“Good Reason” shall mean the occurrence of any of the following during the Initial Term without the Executive's consent: (i) assignment of duties materially inconsistent with a senior executive-level employee; (ii) a material reduction in the Executive's Base Salary other than a reduction that applies to similarly-situated senior executive-level employees; or (iii) the relocation of the Executive's principal place of employment to a location more than one hundred (100) miles from his principal place of employment with Seitel on the Commencement Date.

-	“Change in Control” means the occurrence of any of the following events:

(i)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Existing Stockholders, is or becomes the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Seitel;

(ii)
during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to such Board or whose nomination for election by the stockholders of Seitel was approved by a vote of the majority of the directors of Seitel then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Seitel;

(iii)
(a) all or substantially all of the assets of Seitel and its subsidiaries taken as a whole are sold or otherwise transferred to any Person other than a wholly-owned subsidiary of the Parent or one or more Existing Stockholders or (b) Seitel consolidates or merges with or into another Person or any Person consolidates or merges with or into Seitel, in either case under this clause (iii)(b), in one transaction or a series of related transactions in which immediately after the consummation thereof Person beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Seitel immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of Seitel or the surviving or transferee Person; or

(iv)	Seitel shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of Seitel.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

10.1	Employment Agreement by and between Seitel, Inc. and Richard Kelvin, dated August 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: August 7, 2014	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Seitel, Inc. and Richard Kelvin, dated August 1, 2014.